UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)     August 17, 2005
THE TALBOTS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12552	41-1111318

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Talbots Drive, Hingham, Massachusetts		02043

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code     (781) 749-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Section 2 – Financial Information
Item 2.02 Results of Operations and Financial Condition.
     Attached and being furnished as Exhibit 99.1 is a copy of a press release of The Talbots, Inc. (“Talbots”) dated August 17, 2005, reporting Talbots financial results for the second quarter of 2005.
     The discussion of the Company’s second quarter and two quarters 2004 EPS in the attached press release excludes the impact of the tax benefit realized in fiscal 2004. The reconciliation information is included in the press release. The Company believes that by reflecting the impact of this item, it provides investors with better insight into the period-over-period operating performance as well as identifying the impact of this excluded item. Management also internally uses this non-GAAP presentation to evaluate its operating performance on a comparative basis. Management uses various methods to evaluate its operations and does not depend exclusively on such non-GAAP amounts or on any other single analysis model. All such non-GAAP information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP and should not be considered as a substitute for, or superior to, measures of financial performance prepared and presented in accordance with GAAP.
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
c. Exhibits.
99.1	Press Release of The Talbots, Inc., dated August 17, 2005.*
* Pursuant to Item 2.02 of Form 8-K, Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.

Dated: August 17, 2005	By:	/s/ Carol Stone

	Name: Title:	Carol Stone Vice President, Corporate Controller